Exhibit 99.1

Welcome to . . ..

Annual Shareholders Meeting

October 21, 2005 Deerfield Beach Hilton Hotel Deerfield Beach, FL

Safe Harbor Statement

This presentation may contain forward-looking statements within the meaning of the private securities litigation reform act, as amended. Forward-looking statements, including projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. You are urged to review our filings with the SEC and our press releases from time to time for details of these risks and uncertainties.

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History

Devcon International Corp. (NASDAQ: DEVC) was incorporated in Florida in 1951 as Zinke-Smith, Inc. and adopted its present name in October 1971. The stock of the Company has been publicly traded since March 1972. Today, Devcon is a holding company that has three major operating divisions: Construction, Materials and Electronic Security Services.

Since its founding, Devcon has….

Excavated and moved more than 200 million yards of rock and earth.

Dredged an additional 200 million yards of sand, silt and rock.

Constructed 76 miles of interstate highway and turnpike in Florida and 130 kilometers of the Pan American Highway in Costa Rica and Panama

Constructed major expansions of airports on St. Thomas and St. Croix in the Virgin Islands.

Built over 40 golf courses for eight of the leading golf course designers.

Became a principal supplier of cement, ready-mix concrete, aggregates and concrete block throughout the Caribbean.

Became a leading provider of electronic security services in March 2005.

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Corporate Highlights

August 2004 – Received $18 million as a result of Coconut Palm subscribing to 2 shares of common stock plus associated warrants.

August 2004 – Began the journey of becoming a provider of electronic security services through the purchase of Security Equipment Company for $4.3 million.

December 2004 – Received $11.5 million due to settlement agreement with the Government of Antigua and Barbuda.

February 2005 – Completed the purchase of Adelphia’s electronic security services operations for $40.2 million.

September 2005 – Completed sale of U.S. Virgin Island material operations for $ 13.3 million.

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Company Overview

Construction Materials Security

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Construction Division

Performs earthmoving, excavating, and filling operations, builds golf courses, roads, and utility infrastructures, dredges waterways and constructs deep-water piers and marinas, primarily in the Caribbean. We have historically provided these land development services to both private enterprises and government agencies. Our project managers have substantial experience in land and marine development. Our equipment is strategically situated within the Caribbean which allows us to mobilize quickly and cost-effectively. While these characteristics allow us to bid competitively, our ability to mobilize quickly can sometimes cause us to incur higher expenses during periods of down time.

Where we do business:

Bahamas, Netherlands Antilles, U.S. Virgin Islands, West Indies

Entities:

Antigua Heavy Constructors, Ltd.

Bahamas Construction and Development Ltd.

Bouwbedrijf Boven Winden, N.A.

Exuma Concrete, Ltd.

Various divisions of Devcon International Corp.

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Construction (cont.)

Chub Cay

Dredge #4

Seaward

Seaward Blast

Antigua Fisheries Project

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Construction (cont.)

Project	Location	Description
Emerald Bay Marina	Exuma, Bahamas	Site Work
Roker's Point (Phase A,B,C)	Exuma, Bahamas	Site Work
Chub Cay Marina	Chub Cay, Bahamas	Site Work
Seaward Deadman's Reef Settlement	Grand Bahama, Bahamas	Marina and Site Work
Crown Bay	St. Thomas, USVI	Dredging
Frenchman's Creek Marriott	St. Thomas, USVI	Site Work
Yacht Haven Demo Yacht Haven Marina Reconstruction	St. Thomas, USVI St. Thomas, USVI	Design, Build Marina
St. Croix Boardwalk	St. Croix, USVI	Boardwalk
La Samana Channel Cut	St. Martin	Dredging
Princess Juliana Int'l Airport Expansion	St. Martin	Dredging
Japanese Fisheries (Phase I and II)	Antigua	Fishery
Bimini Channel Expansion	Bimini, Bahamas	Dredging

DEVCON INTERNATIONAL CORP.

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Materials Division

Devcon’s Materials Division is the leading producer and supplier of aggregates, ready-mix concrete and concrete block in the Caribbean region. Devcon owns and leases quarry sites where it blasts rock from exposed mineral formations. This rock is crushed to sizes ranging from 3-1/2-inch stones to manufactured sand. The resulting aggregate is then sorted, cleaned and stored. The aggregate is sold to customers or used in the company’s operations to make concrete products.

Where we do business:

Antigua Barbuda Puerto Rico St. Croix *

St. Martin ( French Antilles)

Sint Maarten (Dutch Netherlands Antilles) St. Thomas *

* Sold 9/30/05

Materials (cont.)

Quarry, Antigua Block Plant, Antigua

Batch Plant, Antigua Finished Block, Antigua

Materials (cont.)

St. Thomas/St. Croix

Completed sale of these operations September 30, 2005 for $13.3 million.

Sint Maarten/Saint Martin

During 2005, improved operational efficiency by:

Closed retail material supply warehouse and liquidated inventory

Reconfigured ready mix plant to operate on reduced acreage

Consolidated administrative functions

Continued progress on reducing investment in Belvedere housing project

Awarded PJIA Rock Revetment project with bedding stone and boulders

17,000 cubic yard ready mix to be supplied to Marriott

Anticipate continued upward trend in both aggregate and concrete pricing as recent fuel price increases, lack of barging capacity, environmental concerns on other islands increase the cost of importing aggregate

Antigua

Performed up to expectations given a depressed economic climate on the island

Cement shortages during the first seven months of 2005 have been rectified

Cautiously optimistic outlook due to private development projects being contemplated

Devcon Security Services Overview

August 2004 - Acquired Security Equipment Company

March 2005 - Acquired Adelphia’s communication electronic security services operations

Devcon is a leading provider of electronic security services in Florida

Devcon is ranked as the 22nd largest security business in the United States

Regional distribution capability through 8 locations:

Boca Raton Miami Naples Bonita Springs

Orlando Tampa Panama City Pensacola

Provide installation, monitoring and maintenance services

Security (cont.)

Security Overview (cont.)

Operations:

Brand Name - 55 new vehicles, 19,000+ yard signs, 40,000+ window decals.

Enhanced Customer Service – Decentralized to create enhanced customer service experience.

Accounting and Monitoring Software – agreement signed with GE’s Monitoring Automation Systems (MAS) to provide updated accounting and monitoring software. Completion date: Q1/06.

Security (cont.)

Sales and Marketing:

Headcount – up 24 from 22 last quarter and 12 six months ago. Honeywell Commercial Dealers Program – Both sales and technical rollouts are in effect for all offices.

Central Monitoring Center, Florida:

Anticipating switch over to MAS (GE’s Monitoring Automation Systems) to provide updated monitoring software as well as integrated operational and financial

Continue to derive savings from elimination of circuitry that is no longer used. Provides web services to customers.

Provides Field Automation.

Provides significant capacity for future expansion.

Accounting: Focuses on development and improving data management and financial reporting.

http://www.devc.com